Exhibit 10.1
ANALOGIC CORPORATION
KEY EMPLOYEE STOCK BONUS PLAN
DATED MARCH 14, 1983
AND AMENDED JANUARY 27, 1988
     1. Purposes. The Analogic “Key Employee Stock Bonus Plan” is intended to provide a method whereby employees of Analogic Corporation and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the “Company”), who are largely responsible for the management growth and protection of the Company’s business and are expected to make substantial contributions to the successful growth of the Company, may be stimulated by personal involvement in the Company’s future prosperity, thereby advancing the interests of the Company and all of its stockholders. This prosperity is dependent upon the preservation and development of the Company’s proprietary products, trade secrets, know-how, and goodwill. The basic purposes of this Plan are (i) to attract and/or retain key employees; (ii) to provide deferred compensation for the Participants and additional incentive to continue in the service of the Company with a proprietary interest therein; and (iii) to acquire non- competition agreements from key employees who become Participants under this Plan and to whom shares of the Common Stock of the Company will then be issued under the Plan, pursuant to which each such Participant shall agree to devote his full time professional efforts on behalf of the Company during the period of his employment and not to engage in any activity, direct or indirect, which may be competition with the business of the Company during the period of his employment.
     2. Administration. The Plan shall be administered by a Stock Plan Committee (the “Committee”) appointed by the Board of Directors of the Company. The Committee shall serve at the pleasure of the Board and shall consist of the Chairman of the Board and not less than two additional directors, each of whom shall be ineligible to participate in the Plan and shall have been ineligible to participate therein for not less than one year prior to such appointment. The Committee shall prepare reports to the Board of Directors of its recommendations with respect to key employees to receive shares to be issued under the Plan, the number of shares recommended for each such person and the dates or schedule upon which the restrictions of Section 7 shall lapse (which dates or schedules need not be identical). The Board of Directors shall have the sole responsibility for approving or rejecting such recommendations. The Committee shall adopt such rules and regulations as it may deem necessary or advisable for governing its own work and shall recommend to the Board of Directors the form of instrument or other document or documents which may be required, and the procedures to be followed in the issuance of shares, cancellation of forfeited shares, and otherwise necessary for the administration of the Plan.
     3. Reservation of Shares. The Company shall reserve and set aside Six Hundred Fifty Thousand (650,000) shares of its authorized but unissued $.05 par value Common Stock (“Common Stock”). Any of such shares issued under this Plan, which may be forfeited pursuant to Paragraph 8 hereof, will again be available for issuance under this Plan. Shares shall be made available from authorized, unissued or reacquired Common Stock.
     4. Participants. All officers, divisional officers, department heads and other key employees of the Company or of any subsidiary corporation shall be eligible to receive shares of Common Stock and thereby become Participants in the Plan, except that no Director shall be eligible to participate unless he shall also be a key employee of the Company.

     5. Consideration for Shares Issued Under the Plan. No Participant shall receive any shares under the Plan unless prior to the proposed issuance to him he shall execute and deliver to the Company a Non- Competition Agreement in form satisfactory to the Committee.
     6. Time for Issuance of Shares. Each key employee authorized by the Board of Directors to receive shares of Common Stock shall execute and deliver such Non-Competition Agreement to the Company within ten (10) days after the Company notifies him that he has been selected to become a Participant. If such employee shall fail so to execute and deliver such Non-Competition Agreement, any of his rights to such shares shall terminate.
     7. Restrictions.
(a)	Each Participant will be the record and beneficial owner of the shares issued to him under the Plan and except as provided herein shall be entitled to all of the rights of such ownership including, without limitation, the right to vote such shares and to receive ordinary cash dividends thereon. However, shares of Common Stock issued to a Participant under the Plan and any money or property (other than ordinary cash dividends), stock or securities distributed with respect to or exchanged for those shares (hereinafter all of the foregoing being collectively called the “shares”) shall not be sold, transferred, pledged or otherwise hypothecated (all of the foregoing events being hereinafter called a “disposition”) except as provided herein. Any such attempted disposition, except as provided herein, shall result in an immediate forfeiture to the Company of the shares. During the period which restriction upon dispositions apply and the shares are held in escrow by the Company, the Committee will exercise all rights which attach to these shares so as to preserve the benefits associated with these shares as shall appear to the Committee are in the best interests of the Participant. The Committee shall not be liable in any way for good-faith action taken in this regard and the Participant agrees by acceptance of the shares to hold the Committee harmless for any actions so taken.

(b)	Subject to the provisions of paragraphs (c)and (d), restrictions on the disposition of the common shares shall, at the time of grant and thence for a period of three years, apply to 100% of the number of shares granted. For each year then following the aforementioned three-year period, the restrictions upon disposition of 25% of such shares (and any shares relating thereto) shall lapse, provided always that the Participant remain in the continuous full-time employ of the Company.

(c)	Notwithstanding the foregoing provisions of this Paragraph 7, the Board of Directors may, upon the recommendation of the Committee, impose a different lapse schedule at the time shares are awarded under the Plan or may accelerate a lapse schedule at any time thereafter as to shares for which the restrictions upon disposition have not lapsed, and in either such event such different or modified lapse schedule shall control for all purposes under the Plan.

(d)	In the event that the Participant ceases to be an employee of the Company for any reason, including death or disability, all shares as to which the restrictions upon disposition have not been lapsed in accordance with subparagraph (b) or (c) of this Paragraph 7 shall be forfeited immediately to the Company.

     8. Forfeiture. All shares issued to a Participant shall be held by the Company in escrow subject to the conditions set forth in Paragraph 7 above and until such time as the restrictions on disposition shall lapse. In the event of the cessation of the employment of the Participant, however caused, prior to the expiration of the restriction period specified in the grant, the shares then remaining subject to the restrictions on disposition set forth in Paragraph 7 shall be forfeited to the Company. In the event that the Committee shall at any time prior to the lapse of the restrictions determine that a Participant has (i) committed an act of misconduct for which he could have been discharged for cause by the Company, or (ii) has participated or engaged in any business activity determined by the Committee to be in any way harmful or prejudicial to the interests of the Company, all shares then issued and outstanding in the name of the Participant as to which the restrictions are still in full force and effect shall immediately be forfeited. Any determination made by the Committee hereunder shall be conclusive and binding upon both the Company and the Participant.
     9. Conditions to Grant of Shares. The Board may, in its discretion, require as conditions to the grant of shares (a) that a registration statement under the Securities Act of 1933, as amended, with respect to the shares issued, containing such current information as is required by the Rules and Regulations under said Act, shall have become, and continue to be, effective, or (b) that the Participant (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, both that he is acquiring the shares, for his own account, for investment and not with a view to or in connection with any distribution, (ii) shall have agreed to restrictions on transfer, in form or substance satisfactory to the Company, and (iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions on the certificate representing the shares.
     10. Dilution or other Adjustments. In the event the outstanding shares of the Common Stock of the Company are increased or decreased as a result of stock dividends, stock splits, recapitalizations or other means having the same effect, or if the Company’s Common Stock is converted into other shares or securities of the Company as a result of a reorganization, the number of shares available for issuance under the Plan shall be appropriately adjusted by the Board of Directors.
     11. Merger, Consolidation or Sale of the Company’s Assets. If the Company shall merge or consolidate with any corporation and the Company shall not be the surviving corporation, or if the Company shall sell or exchange substantially all of its assets, the restrictions on disposition and the provisions with respect to forfeitures set forth in Paragraphs 7 and 8 above, respectively, shall ipso facto lapse and be of no further effect whatsoever as to any and all shares then issued and outstanding of record in the name of any and all Participants, and all such shares forthwith be delivered by the Company to the respective Participants.
     12. Nonassignability. Shares issued to any Participant hereunder prior to the release of the restrictions shall not be transferable otherwise than by will or by the laws of descent and distribution. In the event of the cessation of employment of a Participant, forfeiture of shares still subject to restriction at the time of death shall be in accordance with Paragraph 7(d).
     13. Amendments. The Board of Directors of the Company by resolution at any time may amend the Plan in any respect, provided that, in the absence of stockholder approval, no such amendment shall increase the maximum number of shares which may be issued under the Plan, except in accordance with the provisions of Paragraph 10 hereof.
     14. Interpretation. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee, subject, however, at all times to the final jurisdiction which shall rest in the Board of Directors of the Company. Determinations made by the Committee and approved by the Board of Directors with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all Participants, their heirs or legal representatives. Any rule or regulation adopted by the Commit-tee (whether under the authority of this Paragraph or of Paragraph 2 above) shall remain in full force and effect unless and until altered, amended, or repealed by the Board of Directors.
     15. Effective Date. The Plan will become effective on the effective date of approval of the Plan by the stockholders of the Company.